Exhibit 99.1

Click Commerce Year over Year Revenues up 107%, Profits up 209%

7 Consecutive Quarters of Profitability, 8 Consecutive Quarters of Growth

Thursday, May 5, 2005

CHICAGO - Click Commerce, Inc. (Nasdaq: CKCM), a leading provider of collaborative commerce solutions and a pioneer in the Software as a Service (SaaS) industry, today announced results for its first quarter ended March 31, 2005.

Total first quarter 2005 revenues were $10.9 million and net income was $2.6 million, or $0.23 per share on a diluted basis. These results represent 107% growth over first quarter 2004 revenue of $5.3 million and an improvement in profitability of approximately $1.8 million over Q1 2004’s net income of $851,000, an increase of 209%. This represents the Company’s seventh consecutive profitable quarter, with a pre-tax profit margin of 24 percent in the first quarter.

In addition to posting positive financial results, the Company also took several steps in Q1 to strengthen its position in the radio frequency identification market (RFID). The Company’s acquisition of Optum, which was completed in February, better positions Click to offer RFID-enabling products and services. The Company also announced the formation of Strategy 18, a strategic consulting division, whose mission is to provide consulting services to help companies define their supply chain vision and transform their RFID vision into reality.

“In keeping with our focus on RFID and growing our SaaS offering, in Q1 we accomplished several goals,” said Michael W. Ferro, Jr., chairman and CEO of Click Commerce. “Both ChannelWave and Optum offered hosted solutions which have successfully been integrated into our existing operations. We are pleased to report that the acquisitions have been accretive. We are equally pleased with our high customer renewal rates. Our 1000+ existing manufacturing customers, in fact, are one of the reasons that we established Strategy 18. Many of them are grappling with how to derive value from the various RFID mandates and are coming to Click for guidance. Strategy 18’s strategic consulting services will help our customers and our prospects build the business cases they need to begin realizing the benefits of RFID technology in their supply chain.”

1   New Customers, Renewals, and Upgrades

In the first quarter, the Company secured new contracts, renewals and/or upgrades from 113 companies in the automotive, consumer product goods, retail food service, financial services, healthcare, high-tech, and manufacturing industries, including several multi-year agreements. Some of the deals signed in this first quarter include:

•                  A Fortune 500 supplier of communications software and services signed a two-year $10 million license and SaaS renewal to continue to use Click Commerce’s Supply Chain Execution solution as its global standard.

•                  The world’s largest distributor of communication products and electronic wire and cable signed a $1.6 million joint product development agreement.

•                  A Fortune 100 supplier of mobile electronics, transportation components, and systems technology signed a two-year $1 million maintenance agreement.

•                  One of the country’s premiere research institutions signed a $350,000 new license agreement to manage their research project approvals.

RFID Strategy

•                  In April, UCC and GS1 signed a four-year agreement for Click Commerce to provide the software to manage and secure the message traffic for the Global Data Synchronization Network’s Global Registry. Outbound message traffic between the Registry, the more than 1,000,000 suppliers, and all the data pools worldwide will travel on Click Commerce’s TDNgine B2B Gateway software.

•                  The Company also recently announced Strategy 18 as its new go-to-market organization for RFID products and services. A key goal of Strategy 18 is to help companies derive value from RFID compliance initiatives.

•                  Additionally, with the acquisition of Optum and its SaaS supply chain execution software, the company now offers an end-to-end collaborative commerce solution. This acquisition rounds out Click Commerce’s software as a service offering, which enables companies to leverage RFID data throughout their supply chain, while keeping IT investments to a minimum.

Awards and Recognition

In Q1, Click Commerce was recognized by Gartner Group as a visionary in the Magic Quadrant for B2B E-Commerce and Partner Management. Gartner evaluates companies in the E-commerce and Partner Management space on completeness of vision and ability to execute. Visionaries are those companies that display healthy innovation and a strong potential to influence the direction of the B2B e-commerce and partner management market. Gartner recognized Click for its deep functionality of operational e-commerce and partner relationship management solutions and noted that out of the 14 companies evaluated, Click is one of the leading visionaries and one of only two companies that Gartner feels provides “the best functional and architectural vision.”

Conference Call

The Company will hold a conference call to discuss the results today, May 5 at 4:15 p.m. (EDT), with remarks from Chairman and CEO Michael W. Ferro, Jr. and Chief Financial Officer Michael W. Nelson. To access the call, please dial 1-888-216-9405 and reference Click Commerce, at least five minutes prior to the start time. The call will also be broadcast live over the Internet. Investors interested in listening to the Webcast should go to the “Investor Center” on Click Commerce’s Web site, located at www.clickcommerce.com, at least 15 minutes prior to the call.

1.1.1       Information Concerning Forward-Looking Statements

Information contained in this release that are not historical facts and refer to the Company’s future operations are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements involve expectations, beliefs, hopes, plans or strategies regarding the future. These statements are subject to risks and uncertainties and actual results may differ materially from those indicated by these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to: success of our suite of applications, impact of acquisitions or investments in other companies, general economic trends, introduction of new products or services by competitors, and security risks and regulation related to the Internet. We refer you to the risk factors listed in our annual report on Form 10-K, quarterly reports on form 10Q and other filings, which are on file with the SEC. In addition, Click Commerce assumes no obligation to update statements made in this press release.

About Click Commerce, Inc.

Click Commerce, Inc. (Nasdaq: CKCM) provides collaborative commerce solutions for sales and order management, supply chain management, and compliance automation. Enterprises and institutions in the manufacturing, distribution, high-tech, consumer product, retail, financial services, higher education and health care industries utilize the Company’s solutions. Click Commerce enables corporations such as Microsoft, Delphi, Honda, Citibank, FedEx, Carrier, Samsung, Hitachi, Ryder, Tellabs, Pier 1, and Home Shopping Network to coordinate and optimize business processes, accelerate revenue, lower costs, and improve customer service. Five of the top 10 research institutions in North America, including Johns Hopkins, University of Washington, and the University of Michigan, use the Company’s compliance automation software to automate their regulatory compliance processes and manage research project approvals. More information can be found at www.clickcommerce.com.

Click Commerce, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2005	2004

Revenues
Product license	$1,963	$644

Service
Maintenance and hosting	3,814	1,728
Consulting and implementation service	3,497	2,332
Subscription	1,651	568
Total service	8,962	4,628
Total revenues	10,925	5,272

Cost of revenues
Product license	198	43
Service	3,989	2,424
Total cost of revenues	4,187	2,467

Gross profit	6,738	2,805

Operating expenses
Sales and marketing	1,146	598
Research and development	1,209	411
General and administrative	1,006	915
Amortization of stock-based compensation	—	8
Amortization of intangible assets	720	40
Restructuring and other charges	—	—

Total operating expenses	4,081	1,972

Operating income (loss)	2,657	833

Other income	(27)	18

Income (loss) before income taxes	2,630	851
Income tax benefit	—	—

Net income (loss)	$2,630	$851

Net income (loss) per weighted average common share outstanding:
- Basic	$0.25	$0.10
- Diluted	$0.23	$0.10

Weighted average common shares outstanding:
- Basic	10,698,790	8,391,143
- Diluted	11,412,852	8,863,625

CLICK COMMERCE, INC.

Consolidated Balance Sheet

(in thousands)

(unaudited)

	March 31, 2005	December 31, 2004

ASSETS

Current Assets:
Cash, cash equivalents, and short-term investments	$11,859	$13,382
Trade accounts receivable, net	12,267	7,264
Revenue earned on contracts in progress in excess of billings	—	276
Other current assets	887	389
Total current assets	25,013	21,311

Property and equipment, net	2,516	870
Intangible assets, net	20,832	2,944
Goodwill	31,924	6,874
Other assets	900	738
Total assets	$81,185	$32,737

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$972	$573
Billings in excess of revenues earned on contracts in progress	719	68
Deferred revenue	9,294	5,174
Accrued compensation	2,286	1,585
Accrued expenses and other current liabilities	5,359	2,177
Total current liabilities	18,630	9,577

Long-term debt	4,500	—
Other liabilities	1,754	6
Total liabilities	24,884	9,583

Preferred stock	—	—
Common stock	11	10
Additional paid-in capital	99,902	69,386
Accumulated other comprehensive income	153	153
Deferred compensation	—	—
Treasury stock	(117)	(117)
Accumulated deficit	(43,648)	(46,278)
Total shareholders’ equity	56,301	23,154

Total liabilities and shareholders’ equity	$81,185	$32,737